Exhibit 10.15

LOUISIANA-PACIFIC CORPORATION
2011 NON-EMPLOYEE DIRECTOR PHANTOM SHARE PLAN

Effective May 15, 2011

Establishment And Purpose

Establishment. Louisiana-Pacific Corporation, a Delaware corporation ("Corporation"), establishes the Louisiana-Pacific Corporation 2011 Non-Employee Director Phantom Share Plan (the "Plan") effective as of May 15, 2011.
Purpose. The purpose of the Plan is to promote and advance the interests of Corporation and its stockholders by enabling Corporation to attract and retain well-qualified Non-Employee Directors (as defined below) and to strengthen the mutuality of interests between such Non-Employee Directors and Corporation's stockholders by providing for grants of Phantom Shares, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Corporation.

Definitions

Defined Terms. For purposes of the Plan, the following terms have the meanings set forth below:
"Award" means an award of Phantom Shares granted to a Non-Employee Director pursuant to the Plan.
"Board" means the board of directors of Corporation.
"Change in Control" means:
(a)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of Corporation (the "Outstanding Corporation Common Stock") or (B) the combined voting power of the then outstanding voting securities of Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions will not constitute a Change in Control: (i) any acquisition directly from Corporation, (ii) any acquisition by Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Corporation or any corporation controlled by Corporation or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this definition; or
(b)Individuals who, as of the effective date of this Plan (the "Effective Date"), constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(c)Consummation by Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Corporation or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Corporation or all or substantially all of Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(d)Approval by the stockholders of Corporation of a complete liquidation or dissolution of Corporation.
"Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.
"Committee" means the committee of the Board described in Section 3.1.
"Disability" means inability to perform the duties of a director of Corporation by reason of a medically determinable (to the reasonable satisfaction of the Committee) physical or mental condition that results in absence from such duties for a period of 90 consecutive days or a total of 120 days during any calendar year.
"Exchange Act" means the Securities Exchange Act of 1934 as amended and in effect from time to time, and any successor statute. Where the context requires, any reference to a particular section of the Exchange Act or to any rule promulgated under the Exchange Act will be construed to refer to successor provisions to such section or rule.
“Extraordinary Distribution” means a dividend or other distribution payable in cash or other property with respect to Corporation's Stock where the aggregate amount or value of the dividend or distribution exceeds 5% of the aggregate Fair Market Value of all outstanding Stock as of the business day immediately preceding the date the dividend or distribution is declared by the Board.
"Fair Market Value" means, on any given date, the closing price per share of Stock as reported for such day by the principal exchange or trading market on which Stock is traded (as determined by the Committee) or, if Stock was not traded on such date, on the next preceding day on which Stock was traded. If Stock is not listed on a stock exchange or if trading activities for Stock are not reported, the Fair Market Value will be determined by the Committee.
"Grant Date" means the date an Award is granted to a Non‑Employee Director under the Plan, including an "Initial Grant Date" and an "Annual Grant Date". Specifically, for each Non-Employee

Director, the date such person first becomes a Non-Employee Director will be the Initial Grant Date and each following June 1 (while the person continues to be a Non-Employee Director and while a sufficient number of Phantom Shares remain available for Awards pursuant to Section 4 of the Plan) will be an Annual Grant Date.
"Involuntary Retirement" means a Termination of Service of a Non‑Employee Director's membership on the Board due to:
(e)Retirement on the mandatory retirement date for directors under Corporation's bylaws; or
(f)A determination by the Committee that the Non-Employee Director cannot continue as a member of the Board without violating applicable law.
"Non-Employee Director" means a member of the Board who is not an employee of Corporation or any subsidiary of Corporation.
"Phantom Share" means a measurement unit corresponding to a share of Stock used for purposes of measuring the benefits payable to a Non-Employee Director pursuant to the terms and conditions of, and subject to the Restrictions set forth in, this Plan.
"Plan" means this Louisiana-Pacific Corporation 2011 Non‑Employee Director Phantom Share Plan, as it may be amended and in effect from time to time.
"Restriction" means the provisions of Section 7 of the Plan that govern the forfeiture of an Award of Phantom Shares during the applicable Restriction Period.
"Restriction Period" means the period following the Grant Date of an Award as described in Section 7.1 during which the Award is subject to Restrictions.
"Stock" means Corporation's common stock, $1 par value, or any security issued by Corporation in substitution, exchange, or lieu of such common stock.
"Termination of Service" means “separation from service” as defined and interpreted in Treasury Regulation Section 1.409A‑1(h) or in subsequent regulations or other guidance issued by the Internal Revenue Service.
"Vest," "Vested," or "Vesting" with respect to Phantom Shares governed by an Award means to be or to become nonforfeitable and free of all Restrictions due to expiration of the Restriction Period or the acceleration of vesting by the Committee.
Gender and Number. Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan also includes the opposite gender; and the definition of any term in the singular also includes the plural, and vice versa.

Administration

Committee. The Plan will be administered by Corporation's Nominating and Corporate Governance Committee or by another committee of the Board expressly designated by the Board to administer the Plan.
Authority of the Committee. The Committee will have full power and authority to administer the Plan in its sole discretion, including the authority to:
(g)Construe and interpret the Plan; and
(h)Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan.
Decisions of the Committee will be final, conclusive, and binding on all Non-Employee Directors.
1.Duration Of The Plan And Shares Subject To The Plan
1.Duration of the Plan. The Plan became effective May 15, 2011, and will continue in effect until Awards have been granted covering all available Phantom Shares or until the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.
2.Limit on Grants. The number of Phantom Shares for which Awards may be granted under the Plan may not exceed an aggregate of 200,000 Phantom Shares, subject to adjustment pursuant to Section 9 of the Plan.
3.Availability of Phantom Shares for Future Awards. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested, all Phantom Shares covered by such Award may again be granted pursuant to the Plan. Nothing in the Plan will be construed to require the Board to grant all Phantom Shares reserved under this Section or any other number of Phantom Shares.
2.Eligibility
All Non-Employee Directors of Corporation are automatically eligible to receive Awards under the Plan.
3.Awards
1.Initial Grants. For each person who becomes a Non-Employee Director, the person will receive as of the Initial Grant Date an Award of a number of Phantom Shares (subject to the Restrictions described in Section 7.2) equal to (a) $40,000 multiplied by a fraction with a numerator equal to the number of days between the Initial Grant Date and the next following June 1 and a denominator equal to 365, divided by (b) the Fair Market Value of a share of Stock as of the Initial Grant Date (rounded to the nearest number of whole shares of Stock).
2.Annual Grants. For each person who remains a Non-Employee Director as of each Annual Grant Date, the person will receive as of the Annual Grant Date an Award of a number of Phantom Shares (subject to the Restrictions described in Section 7.2) equal to $40,000 divided by the Fair Market Value of a share of Stock as of the Annual Grant Date (rounded to the nearest number of whole shares of Stock).
3.Phantom Share Award Agreement. Each Award of Phantom Shares under the Plan will be evidenced by a Phantom Share Award Agreement in the form attached to this Plan as Appendix 6.3.
4.Reduction in Number of Shares Granted. The Committee may, in its discretion, reduce (below the formula amounts set forth above) the number of Phantom Shares to be granted pursuant to an Award under this Section 6.
4.Restrictions
1.Restriction Period. For each Award of Phantom Shares, the Restriction Period is the period commencing on the Grant Date for the Award and ending on the first to occur of:
(a)The expiration of five years from the Grant Date;
(b)Termination of Service by reason of:
(i)Death;
(ii)Disability;
(iii)Involuntary Retirement; or
(iv)A Change in Control of Corporation.
2.Restrictions During Restriction Period. During the Restriction Period applicable to each Award of Phantom Shares:
(a)The Non-Employee Director may not sell, assign, pledge, or otherwise transfer or encumber the Award;

(b)In the event the Non‑Employee Director ceases to be a director of Corporation prior to the expiration of the Restriction Period for any reason other than death, Disability, Involuntary Retirement, or in connection with a Change in Control of Corporation, the Non‑Employee Director will immediately and automatically forfeit all Awards that have not Vested as of the date of such cessation and the Non‑Employee Director will cease to have any rights with respect to such Awards.
3.Rights During Restriction Period. Non‑Employee Directors will not have any rights as a stockholder with respect to the Phantom Shares. Non‑Employee Directors holding a Phantom Share Award will be credited with dividend equivalent additional Phantom Shares equal to the amount or value of any cash or other distributions or dividends payable during the Restriction Period with respect to an equal number of shares of Stock.
5.Settlement of Awards
1.Settlement of Phantom Share Award. Within 20 business days of the date of Vesting of any Phantom Share Award, the Corporation shall deliver to the Non-Employee Director or his or her beneficiary a lump sum payment in cash equal to the Fair Market Value of the Phantom Shares subject to the Award on the date of Vesting.
2.Tax Withholding. As of the date the Plan was adopted in its current form, income recognized by Non-Employee Directors with respect to Phantom Shares (upon Vesting) is treated as self-employment income that is not subject to tax withholding. However, Corporation will have the right to withhold from any settlement of Phantom Shares made under the Plan any federal, state, or local taxes of any kind subsequently required by law to be withheld or paid by Corporation on behalf of a Non-Employee Director with respect to such settlement. In the event any such taxes are imposed, each Non-Employee Director will be required to make arrangements satisfactory to Corporation for the satisfaction of any such withholding tax obligation.

6.Adjustments Upon Changes in Capitalization, Etc.
1.Plan Does Not Restrict Corporation. The existence of the Plan and the Awards granted under the Plan do not affect or restrict in any way the right or power of the Board or the stockholders of Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in Corporation's capital structure or its business, any merger or consolidation of Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Corporation's capital stock or the rights of such stock, the dissolution or liquidation of Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.
2.Adjustments by the Committee. In the event of any change in capitalization affecting the Stock of Corporation, such as a stock dividend, stock split, recapitalization, merger, consolidation, split‑up, combination or exchange of shares or other form of reorganization, or any Extraordinary Distribution or other change affecting the Stock, the Committee will make proportionate adjustments with respect to the aggregate number of Phantom Shares for which Awards may be granted under the Plan and the number of Phantom Shares covered by each outstanding Award. The Committee may also make similar adjustments in the number of Phantom Shares in the event of a spin‑off or other distribution (other than normal cash dividends) of Corporation assets to stockholders that is not specifically addressed above in this Section 9.2.
7.Amendment and Termination
The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided that amendment or termination of the Plan will not adversely affect the rights of Non-Employee Directors under previously granted Awards.
8.Miscellaneous
1.Unfunded Plan. The Plan will be unfunded and Corporation will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of Corporation to any Non-Employee Director with respect to any Award under the Plan will be based solely upon the contractual obligations effected pursuant to the Plan. No such obligation of Corporation will be deemed to be secured by any pledge of, or other encumbrance on, any property of Corporation.
2.Successorship. Subject to restrictions on transferability set forth in the Plan, each Phantom Share Award under the Plan will be binding upon and benefit the parties, their successors and assigns.
3.Interpretation. The payments and other benefits under this Plan are intended to be exempt from the requirements of Code Section 409A by reason of all payments under this Plan being “short-term deferrals” within the meaning of Treasury Regulation Section 1.409A-1(b)(4). All provisions of this Plan shall be interpreted in a manner consistent with preserving this exemption.
4.Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Tennessee.